Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

BitNile Holdings, Inc. (formerly known as : Ault Global Holdings, Inc.)

11411 SOUTHERN HIGHLANDS PARKWAY

SUITE 240

LAS VEGAS NV 89141

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on form S-3 of our report dated April 15, 2021, relating to the financial statements, appearing in the BitNile Holdings, Inc. (formerly known as : Ault Global Holdings, Inc.) Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Ziv Haft/s/ Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

January 26, 2021